Exhibit 21.1

QAD Inc.

LIST OF REGISTRANT’S SUBSIDIARIES

Percentage Owned by QAD Inc.	Country of Organization
QAD Australia Pty. Limited — 100%	Australia
QAD Europe NV/SA — 100%	Belgium
QAD Brasil Ltda. — 100%	Brazil
QAD (Bermuda) Ltd. — 100%	Bermuda
QAD Canada ULC — 100%	Canada
QAD China Ltd. — 100%	China
QAD Europe s.r.o. — 100%	Czech Republic
QAD Europe S.A.S. — 100%	France
QAD Europe GmbH — 100%	Germany
QAD Asia Limited — 100%	Hong Kong
QAD India Private Limited — 100%	India
Precision Software Limited — 100%	Ireland
QAD Ireland Limited — 100%	Ireland
QAD Italy S.r.l. — 100%	Italy
QAD Japan k.k. — 100%	Japan
QAD Korea Limited — 100%	Korea
QAD Mexicana, S.A. de C.V. — 100%	Mexico
QAD Sistemas Integrados Servicios de Consultoria, S.A. de C.V. — 100%	Mexico
QAD EMEA Holdings B.V. — 100%	Netherlands
QAD Europe B.V. — 100%	Netherlands
QAD Holland Holdings B.V. — 100%	Netherlands
QAD Netherlands B.V. — 100%	Netherlands
QAD NZ Limited — 100%	New Zealand
QAD Polska Sp. z o.o. — 100%	Poland
QAD Lusitana Europe — Software e Servicos, Unipessoal, Limitada — 100%	Portugal
QAD Singapore Private Limited — 100%	Singapore
QAD Software South Africa (Proprietary) Limited — 100%	South Africa
QAD Europe S.L. — 100%	Spain
QAD Europe SA/AG — 100%	Switzerland
QAD (Thailand) Ltd. — 100%	Thailand
QAD Europe Limited — 100%	United Kingdom
QAD United Kingdom Limited — 100%	United Kingdom
Enterprise Engines Inc. — 100%	USA
QAD Brazil, Inc. — 100%	USA
QAD Holdings Inc. — 100%	USA
QAD Japan Inc. — 100%	USA
QAD Ortega Hill, LLC — 100%	USA